UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

BIP Ventures Evergreen BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56550	93-6632897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3575 Piedmont Rd NE Building 15, Suite 730 Atlanta, GA	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 410-6476

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Recent BIP Ventures Evergreen BDC Transaction Highlights

On June 6, 2025, BIP Ventures Evergreen BDC (the “Company”) made an investment of $4.0 million into Istios Health, LLC’s (“Istios”) Preferred Series Seed equity financing round. The investment was consummated in connection with the merger of Istios and a provider of infectious disease-focused telehealth and in-person rounding services. The combined entity is expected to operate as a specialty virtual telehealth platform serving acute and post-acute care facilities, with an additional strategic focus on the collection and utilization of clinical data to enhance provider workflows and inform process optimization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIP Ventures Evergreen BDC

Date: June 12, 2025	By:	/s/ Mark Buffington
Mark Buffington
Chairman of the Board and Chief Executive Officer

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